UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2006
GLOBAL INDUSTRIES, LTD.
(Exact name of registrant as specified in its charters)

Louisiana	0-21086	72-1212563
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Global Drive	70665
P.O. Box 442, Sulphur, LA	70664-0442
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (337) 583-5000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 4, 2006, in connection with Global Industries, Ltd.’s (the “Company”) promotion of Russell J. Robicheaux to Chief Administrative Officer and General Counsel, the Company agreed to (i) increase Mr. Robicheaux’s base salary to $230,000 per year, effective April 1, 2006; (ii) award to Mr. Robicheaux 20,000 non-qualified stock options and 10,000 shares of restricted stock; and (iii) increase Mr. Robicheaux’s target cash bonus award under the Company’s Management Incentive Plan to 50% of his new base salary. The stock options and restricted stock awards were granted under the Company’s existing plans pursuant to the Company’s customary stock option and restricted stock award agreements. Subject to the terms of the option agreement, his stock options vest one-third on each of the first three anniversaries of the grant date and have an exercise price of $14.24. The grant date of the stock options and restricted stock awards is December 12, 2006. Under the terms of the restricted stock award, the forfeiture restrictions on the restricted stock lapse on the third anniversary of the grant date unless sooner forfeited.
Note: This amendment is filed to correct the grant date for the equity awards disclosed herein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.
Date: December 15, 2006	By:	/s/ PETER S. ATKINSON
Peter S. Atkinson
President and Chief Financial Officer